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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
CKE Restaurants, Inc.

     We consent to the use in the Registration Statement on Form S-4 of CKE Restaurants, Inc. of our report dated March 17, 1998, except for Note 9 and Note 22, relating to the amendment to the Company's Senior Credit Facility and acquisition of Flagstar Enterprises, Inc., which are as of April 1, 1998, incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

                                          /s/ KPMG PEAT MARWICK LLP

Orange County, California
May 14, 1998